EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Latin America Ventures, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

SMSA El Paso 1 Acquisition Corp.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of Incorporation of SMSA El Paso 1 Acquisition Corp., the surviving entity, is hereby amended by deleting the same in its entirety and substituting the following therefor:

ARTICLE I

NAME

The name of this Corporation shall be: Latin America Ventures, Inc.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** 12/30/08

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Latin America Ventures, Inc.
Name of merging entity

X [signature] President 12-15-08
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

SMSA El Paso 2 Acquisition Corp.
Name of surviving entity

X [signature] President 12-15-08
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 7-1-08

Exhibit A

PLAN OF MERGER

     This Plan of Merger, dated as of December 15, 2008, is made pursuant to authority granted by the board of directors of SMSA El Paso 1 Acquisition Corp., a Nevada corporation (“Parent”), in order to merge Latin America Ventures, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Subsidiary”), with and into Parent. Parent is sometimes hereinafter referred to as the “Surviving Corporation,” and Parent and Subsidiary are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

     WITNESSETH

     WHEREAS, Parent is a corporation duly organized and existing under the laws of the state of Nevada; and

     WHEREAS, Subsidiary is a wholly-owned subsidiary corporation of Parent and is duly organized and existing under the laws of the state of Nevada; and

     WHEREAS, the Board of Directors of Parent has determined that it is advisable and in the best interest of Parent and Subsidiary that Subsidiary be merged with and into Parent on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in accordance with the applicable statutes of the State of Nevada, Subsidiary shall, on the effective date of the merger as defined herein (the “Effective Date”), be merged with and into Parent, which shall be the surviving corporation, and the terms and conditions of such merger and the mode of carrying it into effect shall be as follows:

     Article I
     Merger

     On the Effective Date, pursuant to and in accordance with Section 92A.250 of the Nevada Revised Statutes: Subsidiary shall be merged with and into Parent, the separate existence of Subsidiary shall cease and Parent shall continue in existence as the Surviving Corporation; the title to all real estate and other property owned by Subsidiary shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all of the liabilities of each of the Constituent Corporations; and any proceeding pending against either of such Constituent Corporations may be continued as if the merger had not occurred or the Surviving Corporation may be substituted in the proceeding for Subsidiary.

     If at any time Parent shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers and directors of Subsidiary, as of the Effective Date, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to carry out the provisions hereof.

Article II
Name of Surviving Corporation

       On the Effective Date, the articles of incorporation of Parent shall be amended hereby to change the name of Parent to “Latin America Ventures, Inc.,” the name of Subsidiary.

Article III
Cancellation of Capital Stock of Subsidiary

         On the Effective Date, each share of the common stock of Subsidiary outstanding immediately prior to the merger, and all shares of treasury stock of Subsidiary and all rights in respect thereof, shall forthwith cease to exist and shall be cancelled, and the authorized capital stock of Parent immediately prior to the merger shall continue to be outstanding and shall not be changed, but shall remain the same as immediately before the merger.

     Article IV
     Articles of Incorporation and Bylaws

     From and after the Effective Date and until thereafter amended as provided by law, the Articles of Incorporation and the Bylaws of Parent shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation unless and until the same shall be amended or repealed in accordance with the provisions thereof, except that the name of Parent shall be changed to “Latin America Ventures, Inc.,” the name of Subsidiary as provided in Article II above.

Article V
Officers and Directors

       On the Effective Date, the officers and directors of Parent shall be the same as before the merger and such persons shall continue as the officers and directors of the Surviving Corporation.

     Article V
      Approval of Merger

     This Plan of Merger has been duly adopted and approved by the Board of Directors of Parent in accordance with Section 92A-180 of the Nevada Revised Statutes.

     Article VI
     Effective Date of the Merger

     The merger shall be effective on December 30, 2008 (the “Effective Date”).

     IN WITNESS WHEREOF, Parent has caused this Plan of Merger to be executed by its duly authorized officer as of the date first written above.

Parent:	SMSA El Paso 1 Acquisition Corp.
A Nevada corporation

By /s/ Pierre Galoppi
Pierre Galoppi, President

Acknowledged and agreed to as of the 15th day of December 2008.

Subsidiary:	Latin America Ventures, Inc.
A Nevada corporation

By /s/ Pierre Galoppi
Pierre Galoppi, President

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